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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 20, 2000


                                 Sheldahl, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Minnesota                      0-45                    41-0758073
----------------------------       -------------           ------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
    of incorporation)               File Number)            Identification No.)


   1150 Sheldahl Road
   Northfield, Minnesota                           55057
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000



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Item 5.  Other Information

         On November 10, 2000, Sheldahl announced that it had entered into various agreements for a series of transactions (the "Transactions") that if consummated will result in an issuance of Sheldahl's securities that will both result in a change of control of Sheldahl and will be equal to more than 20% of Sheldahl's common stock currently outstanding. The Transactions include (i) a merger whereby Sheldahl will acquire all of the outstanding securities of International Flex Technologies, Inc. ("IFT") for shares of Sheldahl's common stock (the "Merger"), (ii) an equity investment whereby Morgenthaler Venture Partners V, L.P. ("Morgenthaler V"), and Ampersand IV Limited Partnership and Ampersand IV Companion Fund Limited Partnership (collectively the "Ampersand Funds") will invest an aggregate of $25 million of equity capital in exchange for shares of Sheldahl common stock and shares of a Series G Convertible Preferred Stock ("Series G Stock") (the "Equity Investment"), and (iii) a debt investment whereby Morgenthaler V, the Ampersand Funds and Molex Incorporated ("Molex") will collectively purchase $6.5 million of 12% senior subordinated notes ("Notes") and warrants ("Warrants") to purchase shares of Sheldahl's common stock (the "Debt Investment").

         Under the Rules of the Nasdaq Stock Market, consummation of the Transactions would require either shareholder approval or an exception therefrom. If Sheldahl were to seek shareholder approval for the Transactions, Sheldahl estimates that a shareholder meeting for such would occur in late March 2001. Given Sheldahl's current financial condition, Sheldahl believes that its financial viability would be seriously jeopardized if it were to seek shareholder approval of the Transactions. For that reason, Sheldahl's Audit Committee of its Board of Directors determined that Sheldahl should apply to Nasdaq to seek an exception to its shareholder approval requirement. On November 22, 2000, after having filed such application, Sheldahl was notified by Nasdaq that it had been granted the exception and could consummate the Transactions provided that Sheldahl mails to all of its shareholders, not later than ten days before completion of the Transactions, a letter alerting the shareholders of Sheldahl's omission to seek shareholder approval that would otherwise be required and indicating that Sheldahl's Audit Committee had expressly approved the exception (the "Nasdaq Shareholder Notice"). Sheldahl provided such mailing on December 1, 2000 with a summary of the Transactions.

         Due to certain developments, the parties to the Transactions and Sheldahl agreed to new terms and conditions on which the Transactions would be completed and are making appropriate revisions to the Transaction documents. In addition, the parties are negotiating with the Company's current lender regarding satisfactory post-closing financial covenants and an extension of the expiration date of the current credit facility.

         Sheldahl has informed Nasdaq of the revised terms of the Transactions and requested that Nasdaq reaffirm the shareholder approval exception it had previously granted as well as agree that the Company did not have to complete a second mailing and provide another ten-day notice to Sheldahl's shareholders provided the Company issue a press release and file a Form 8-K with the SEC describing the revised terms. On December 19, 2000, Nasdaq informed the Company that it would reaffirm the shareholder approval exception and permit Sheldahl to disseminate information regarding the revised Transactions to the Company's shareholders through a press release and Form 8-K filing. On December 19, 2000, the Company issued the required press release and the Company is hereby filing its Form 8-K with a summary of the revised terms of the Transactions. This Form 8-K, the Company's press release and all subsequent SEC filings related to the Transactions will be available on the Company's website at www.sheldahl.com.



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         The Transactions are expected to be completed by the end of the calendar year. The Transactions continue to be subject to customary closing conditions, further negotiations and execution of amendments to definitive agreements acceptable to the parties. Therefore, there can be no assurance that the Transactions will be completed by the end of the calendar year, or at all. In the event the Transactions do not close, the financial viability of Sheldahl would be seriously jeopardized.

Summary

         Each of the Transactions as originally contemplated is unchanged with the exception of the price and number of underlying securities to be issued in each Transaction. A comparison is provided below with respect to each Transaction.

Merger

         The number of shares of Sheldahl common stock to be issued in the Merger in exchange for the outstanding equity securities of IFT has increased by approximately 2.1 million to 9.7 million shares.

Common Stock and Series G Investment

         In connection with the Equity Investment, the number of shares of Sheldahl Common Stock to be issued has increased by approximately 4.8 million to approximately 9.8 million shares and the aggregate number of shares of Sheldahl common stock issuable upon conversion of the shares of Series G Stock to be issued has increased by approximately 4.0 million to approximately 8.1 million shares. Additionally, the Conversion Price of the Series G Stock has decreased from approximately $2.77 per share to $1.40 per share and the Dividend Conversion Price has decreased from approximately $3.54 per share to $1.625 per share. The dividend coupon of 11.06% for the Series G Stock has not changed.



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Subordinated Notes and Warrant Purchase Investment

         In connection with the Debt Investment, the maximum principal amount of Notes to be issued has decreased from $15 million to $6.5 million and the purchase of such Notes will occur in one closing concurrent with the closing of the Merger and Equity Investment. The number of shares of Sheldahl common stock underlying the Warrants to be issued at closing has increased by approximately 500,000 to 1.5 million shares.

Registration Rights

         No substantive changes from the November 10, 2000 form of registration rights agreement, except to reflect changes in the securities to be issued under the three main Transaction Documents, have been made.

Governance Agreement

         No substantive changes from the November 10, 2000 form of governance agreement, except to reflect changes in the securities to be issued under the three main Transaction Documents, have been made.

Amended Molex Agreements

         No substantive changes from the November 10, 2000 amendments to the Agreement Relating to Sheldahl and the Limited Liability Company Agreement of Modular Interconnect Systems, L.L.C. have been made. The effectiveness of each of these amendments will be confirmed by Molex.

Post Transactions Ownership

         After completion of all the Transactions, the parties acquiring securities in the Transactions (the "Parties") will collectively hold securities representing ownership of approximately 60%, instead of 49%, of Sheldahl on a fully diluted basis (assuming conversion of all Sheldahl convertible securities).

         On a beneficial basis, calculated in conformance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended, and based on the revised terms of the Transactions, the Parties will have the approximate ownership as follows:

         - Morgenthaler V will own or have the right to acquire 18,968,549 shares of Sheldahl Common Stock, representing 51.75% of Sheldahl.
         - The Ampersand Funds will own or have the right to acquire 5,533,314 shares of Sheldahl Common Stock, representing 16.67% of Sheldahl.
         - Molex will own or have the right to acquire 3,835,020 shares of Sheldahl Common Stock, representing 11.32% of Sheldahl.
         - Sound Beach will own or have the right to acquire 2,679,405 shares of Sheldahl Common Stock, representing 8.76% of Sheldahl.
         - Other former Stockholders of Holdings will collectively own or have the right to acquire 955,088 shares of Sheldahl Common Stock, representing 3.08% of Sheldahl.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (A)      Financial Statements of Business Acquired

         Not applicable.

         (B)      Pro Forma Financial Information

         Not applicable.

         (C)      Exhibits

                  Exhibit 99 Press Release issued December 19, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Sheldahl, Inc.



                                      By /s/ Edward L. Lundstrom
                                         --------------------------------------
                                      Edward L. Lundstrom, President and
                                               Chief Executive Officer
Dated: December 20, 2000




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